Exhibit 99.1

  NOTIFY TECHNOLOGY REPORTS RESULTS FOR THE FISCAL QUARTER ENDED MARCH 31, 2006

     The Interpretation of EITF 00-19 Causes a Negative Adjustment to Income

    SAN JOSE, Calif., May 16 /PRNewswire-FirstCall/ -- Notify Technology Corporation (OTC: NTFY) today announced financial results for its fiscal quarter ended March 31, 2006.

    The Company's net loss for the three month period ended March 31, 2006, was $276,080, or a net loss per share of $0.02, compared to a net gain of $87,043, or a net gain per share of $0.01, reported for the same period in fiscal 2005.

    The loss from operations for the three month period ended March 31, 2006 was exacerbated by the recognition of a liability representing the valuation of warrants outstanding. It was determined that the Company's warrants for common stock issued during the July 2001 Series A Preferred offering qualify for accounting treatment under EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, A Company's Own Stock". Under the terms of the warrant agreements, the Company is obligated to remain current on its required filings with the Securities and Exchange Commission (SEC). If the Company fails to remain current on its filings, it is obligated to issue additional warrants equal to 5% of the balance of the outstanding warrants. Because there is no stated limit to the number of times this penalty can be triggered and because the SEC's Emerging Issues Task Force
(EITF) has determined that a company is not in control of when its filings are effective, the warrants are subject to accounting treatment under EITF 00-19.

    In accordance with EITF 00-19, due to the potential payment of these liquidated damages in the event the Company becomes delinquent in its future SEC filings, the fair value of the warrants issued in the financing must be accounted for as a liability. The value of these warrants are recalculated based on their fair market value at the end of each quarterly period, and the change to the warrant liability and related gain or loss is reflected in the financial statements of the Company's quarterly report.

    On March 31, 2006, the closing day of the second fiscal quarter of 2006, the fair value of the warrants using the Black-Scholes option-pricing model was estimated to be $145,252. Consequently, the fair value of the warrants was recorded as "Loss on fair value of warrants" in the Company's statement of operations in the three month period ended March 31, 2006, and included in "Warranty liability" on the Company's balance sheet.

    The $886,806 of revenue reported in the fiscal quarter ended March 31, 2006 compares to $2,428,401 of revenue for the same period last year. This decrease was because the three month period ended March 31, 2005 contained $1,416,996 of revenue associated with Notify's legacy wireline Customer Premise Equipment ("CPE") that is no longer sold.

    The gross margin for three month period ended March 31, 2006 was 96.8% compared to 48.7% in the same period last year because the three month period ended March 31, 2006 contained manufacturing costs for Customer Premise Equipment ("CPE") sales. The Company's current business consists of software and service products that do not have the same materials component of manufacturing costs.

    The Company's NotifyLink wireless product line revenue improved to $670,789 for the three month period ended March 31, 2006 from $519,362 for the same period of the prior year. The service portion of the Visual Got Mail Solution product line was $211,023 in the three month period ended March 31, 2006 compared to $452,233 in the same period of the prior year. The level of Visual Got Mail service revenue is expected to continue to decrease in future periods as the installed base the Visual Got Mail product services declines due to our customer's discontinued marketing of the service.

    "While the negative but non-operational adjustment to income generated by following the guidance of EITF 00-19 is appropriate, the continued improvement in our NotifyLink revenues deserves attention," said Paul DePond, President of Notify Technology. "Our wireless business has increased by 30% from the same period last year as our new versions of NotifyLink for IMAP4 are starting to show traction."

    ABOUT NOTIFY TECHNOLOGY CORPORATION

    Founded in 1994, Notify Technology Corporation is an innovative software company developing mobility products for organizations of all sizes. Notify's wireless solutions provide secure synchronized email and PIM access and management to any size organization on a variety of wireless 2-way devices and networks. Notify sells its wireless products directly and through authorized resellers internationally. The company is headquartered in San Jose, California. For more information, visit http://www.notifycorp.com or contact 408-777-7920.

    Forward-Looking Statements: This press release contains forward-looking statements related to Notify Technology that involve risks and uncertainties, including, but not limited to statements regarding the development of NotifyLink revenue and the service revenue on the Visual Got Mail Solution. Those statements are based on current information and expectations and there are important factors that could cause actual results to differ materially from those anticipated by such statements. These risks include, but are not limited to, our ability to deliver products and manage growth, the continuance of certain customer voice mail programs, the expectation that the revenue from the service portion of the Visual Got Mail Solution will decline due to customer decisions to withdraw from the consumer market that the Notify product supports, as well as other risks. In particular, we cannot predict future NotifyLink revenues with any accuracy and do not know whether NotifyLink revenues will continue to grow at the rates we have recently experienced. Increasing NotifyLink revenues will require continued investments in our sales and marketing organization, and we have limited available cash resources to make these investments. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect Notify Technology's future results, please see the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially from management expectations.

    CONTACT: Jerry Rice, Chief Financial Officer of Notify Technology Corporation, 408-777-7927, or jerry.rice@notifycorp.com.

                        NOTIFY TECHNOLOGY CORPORATION
                 CONDENSED UNAUDITED STATEMENTS OF OPERATIONS

                                      Three-Month Periods               Six-Month Periods
                                        Ended March 31,                  Ended March 31,
                                 ------------------------------   ------------------------------
                                     2006             2005            2006             2005
                                 -------------    -------------   -------------    -------------
Revenue:
 Product revenue                 $     675,783    $   1,976,168   $   1,961,890    $   2,463,138
 Service revenue                       211,023          452,233         445,874          851,169
Total revenue                          886,806        2,428,401       2,407,764        3,314,307

Cost of revenue:
 Product cost                            2,731        1,233,977         457,396        1,253,326
 Service cost                            7,277           11,306          15,375           23,937
 Royalty payments                       18,653               --          35,898               --
Total cost of revenue                   28,661        1,245,283         508,669        1,277,263
Gross profit                           858,145        1,183,118       1,899,095        2,037,044

Operating expenses:
 Research and development              228,068          266,328         462,446          513,020
 Sales and marketing                   438,093          428,588         818,286          835,107
 General and administrative            324,786          400,156         636,065          773,380
Total operating expenses               990,947        1,095,072       1,916,797        2,121,507

Loss from operations                  (132,802)          88,046         (17,702)         (84,463)

Other interest
(expense), net                           1,974            1,003           2,890           (1,349)
Loss on fair value
 of warrants                          (145,252)              --        (145,262)              --

Net loss                         $    (276,080)   $      87,043   $    (160,064)   $     (83,114)

Basic net loss per share         $       (0.02)   $        0.01   $       (0.01)   $       (0.10)
Diluted net loss per share                                                         $        0.00

Basic weighted average
 shares outstanding                 13,968,995       13,968,995      13,968,995       13,821,787
Diluted weighted average
 shares outstanding                 13,968,995       19,224,313      13,968,995       13,821,787

                          NOTIFY TECHNOLOGY CORPORATION
                        Condensed Unaudited Balance Sheets

                                                      March 31,      Sept. 30,
                                                        2006           2005
                                                    ------------   ------------
Assets:
Current assets:
   Cash and cash equivalents                        $    490,076   $    424,228
   Accounts receivable, net                              617,797        472,942
   Other assets                                           58,481         58,751
Total current assets                                   1,166,354        955,921
   Property and equipment, net                           112,243        144,418
   Total assets                                     $  1,278,597   $  1,100,339
Liabilities and shareholders' deficit
Current liabilities:
   Current portion of capital lease obligation            18,192         22,609
   Accounts payable                                       49,252         47,650
   Accrued payroll and related liabilities               314,044        328,535
   Deferred revenue                                    1,554,635      1,287,866
   Customer advances                                          --         30,039
   Other accrued liabilities                             122,382             --
   Warrant liability                                     145,252        139,484
Total current liabilities                              2,203,757      1,856,183
   Long-term capital lease obligations                    13,792         23,044
Total liabilities                                      2,217,549      1,879,227
Shareholders' deficit:
   Common stock                                           13,969         13,969
   Additional paid-in capital                         22,840,830     22,840,830
   Accumulated deficit                               (23,793,751)   (23,633,687)
Total shareholders' deficit                             (938,952)      (778,888)
   Total liabilities and
    shareholders' deficit                           $  1,278,597   $  1,100,339

SOURCE  Notify Technology Corporation
    -0-                             05/16/2006
    /CONTACT: Jerry Rice, Chief Financial Officer of Notify Technology Corporation, +1-408-777-7927, or jerry.rice@notifycorp.com/
    /Web site:  http://www.notifycorp.com/
    (NTFY)